Exhibit 21.1

Subsidiaries of Yellow Roadway Corporation

at December 31, 2005

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
Express Lane Service, Inc.	100%	Delaware
OPK Insurance Co. Ltd.	100%	Bermuda
Reimer Finance, LP	1%[1]	Canada
Roadway LLC	100%	Delaware
Integres Global Logistics, Inc.	15.36%	Delaware
Roadway Express, Inc.	100%	Delaware
Meridian IQ (EU) B.V.	100%	Netherlands
Reimer Express Lines Ltd.	100%	Canada
3727484 Manitoba Ltd.	100%	Canada
Reimer Express Driver Training Institute Inc.	100%	Canada
Reimer Finance, LP	99%[1]	Canada
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	2%[2]	Mexico
Roadway Express S.A. de C.V.	95.99%	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	98%[2]	Mexico
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
YRC Association Solutions, Inc.	100%	Delaware
YRC Assurance Co. Ltd.	100%	Bermuda
YRC Insurance Company, Inc.	100%	Vermont
YRC International Investments, Inc.	100%	Delaware
Meridian IQ (Singapore) Holdings Pte Ltd.	100%	Singapore
Meridian IQ Asia Limited	100%	Hong Kong
GPS Logistics Bangladesh Limited	100%	Bangladesh
GPS Logistics Group Limited (Bermuda)	100%	Bermuda
GPS Logistics Lanka (Private) Ltd.	100%	Sri Lanka
GPS Worldwide Malaysia Sdn Bhd	100%	Malaysia
Meridian IQ Malaysia Sdn Bhd	100%	Malaysia
MIQ Supply Chain System Limited	100%	Hong Kong
Meridian IQ (Thailand) Limited	100%	Thailand
Meridian IQ China Limited	100%	Hong Kong
Meridian IQ Shartex Logistics Co Ltd.	100%	China
Meridian IQ Hong Kong Limited	100%	Hong Kong
Meridian IQ India Private Limited	100%	India
Meridian IQ Japan Limited	100%	Japan
Meridian IQ Korea Limited	100%	Korea
Meridian IQ Philippines Inc.	100%	Philippines
Meridian IQ Taiwan Limited	100%	Taiwan
Meridian IQ Vietnam Limited	100%	British Virgin Islands
GPS Logistics (Cambodia) Ltd.	100%	Cambodia
PT Meridian IQ Indonesia International	100%	Indonesia
Sealand Logistics (Europe) Limited	100%	United Kingdom
Meridian IQ LA, S.R.L.	99%[3]	Peru
YGPS (EU) Limited	100%	United Kingdom
GPS Logistics (EU) Limited	100%	United Kingdom
Meridian IQ (UK) Limited	100%	United Kingdom
YRC Worldwide Pte Ltd.	100%	Singapore
YRC Mortgages, LLC	100%	Delaware
YRC Regional Transportation, Inc.	100%	Delaware

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
IMUA Handling Corporation	100%	Hawaii
Meridian IQ Services Inc.	100%	Illinois
Transport Asset Management LLC	100%	New York
USF Bestway Inc.	100%	Arizona
USF Bestway Leasing Inc.	100%	Arizona
USF Canada Inc.	100%	Delaware
USF Dugan Inc.	100%	Kansas
USF Finance Company LLC	100%	Delaware
USF Glen Moore Inc.	100%	Pennsylvania
USF Holland Inc.	100%	Michigan
USF Aviation Services LLC	100%	Michigan
USF Holland International Sales Inc.	100%	Canada
USF Intelco Inc.	100%	Michigan
USF Leasing Company	100%	Delaware
USF Logistics Services Inc.	100%	Delaware
Meridian IQ Inc. (Ontario)	100%	Canada
Meridian IQ Supply Chain Solutions Inc.	100%	Canada
Meridian IQ, S. de R.L. de C.V.	99.3%[4]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	99.97%[5]	Mexico
USF Logistics Services Inc. (Quebec)	100%	Canada
USF Logistics (Mexico) Inc.	100%	Delaware
Meridian IQ Servicios, S. de R.L. de C.V.	.03%[5]	Mexico
Meridian IQ, S. de R.:L. de C.V.	.7%[4]	Mexico
USF Logistics Services (Puerto Rico) Inc.	100%	Delaware
USF Mexico Inc.	100%	Delaware
USF Reddaway Inc.	100%	Oregon
USF RedStar LLC	100%	Delaware
USF Sales Corporation	100%	Delaware
USF Technology Services Inc.	100%	Illinois
USF Ventures Inc.	100%	Delaware
USFreightways Corporation	100%	Delaware
YRC Worldwide Enterprise Services, Inc.	100%	Delaware
YRC Worldwide Technologies, Inc.	100%	Delaware
Meridian IQ, Inc.	100%	Delaware
MIQ LLC	100%	Delaware
Globe.com Lines, Inc.	100%	Delaware
Meridian IQ LA, S.R.L.	1%[3]	Peru
Yellow Roadway Receivables Funding Corporation	100%	Delaware
Yellow Transportation, Inc.	100%	Indiana
Mission Supply Company	100%	Kansas
YRC Transportation S.A. de C.V.	46.2%[6]	Mexico
YRC Services, S. de R.L. de C.V.	100%	Mexico
YRC Yellow LLC	100%	Kansas
Yellow Relocation Services, Inc.	100%	Kansas
Yellow Transportation of British Columbia, Inc.	100%	Canada
Yellow Transportation of Ontario, Inc.	100%	Canada
YRC Transportation S.A. de C.V.	53.8%[6]	Mexico

[1]	Reimer Finance, LP is owned 99% by Roadway Express, Inc. and 1% by Yellow Roadway Corporation.
[2]	Transcontinental Lease, S. de R.L. de C.V. is owned 98% by Roadway Express, Inc. and 2% by Roadway Express International, Inc.
[3]	Meridian IQ LA, S.R.L. is owned 99% by YRC International Investments, Inc. and 1% by Meridian IQ, Inc.
[4]	Meridian IQ, S. de R.L. de C.V. is owned 99.3% by USF Logistics Services Inc. and .7% by USF Logistics (Mexico) Inc.
[5]	Meridian IQ Servicios, S. de R.L. de C.V. is owned 99.97% by USF Logistics Services Inc. and ..03% by USF Logistics (Mexico) Inc.
[6]	Yellow Transportation Mexicana S.A. de C.V. is owned 53.8% by Yellow Transportation of Ontario, Inc. 46.2 % by Yellow Transportation, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

YRC Worldwide Inc.:

Under date of March 15, 2006, we reported on the consolidated balance sheets of YRC Worldwide Inc. and subsidiaries (formerly, Yellow Roadway Corporation) (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, which are included in the December 31, 2005 annual report on Form 10-K of YRC Worldwide Inc. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of valuation and qualifying accounts (Schedule II). This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Kansas City, Missouri

March 15, 2006

Schedule II

YRC Worldwide Inc. and Subsidiaries

Valuation and Qualifying Accounts

For the Years Ended December 31, 2005, 2004 and 2003

COL. A	COL. B	COL. C			COL. D	COL. E
		Additions
		-1-	-2-
Description	Balance, Beginning Of Year	Charged To Costs/ Expenses	Charged To Other Accounts		Deductions (a)	Balance, End Of Year (b), (c)
	(in millions)
Year ended December 31, 2005:
Deducted from asset account - Allowance for uncollectible accounts	$22.4	$21.8	$11.8	(d)	$(24.0)	$32.0

Added to liability account - Claims and insurance accruals	$320.8	$286.1	$150.5	(d)	$(315.3)	$442.1

Year ended December 31, 2004:
Deducted from asset account - Allowance for uncollectible accounts	$20.8	$22.3	$0.4		$(21.1)	$22.4

Added to liability account - Claims and insurance accruals	$299.3	$207.2	$0.2		$(185.9)	$320.8

Year ended December 31, 2003:
Deducted from asset account - Allowance for uncollectible accounts	$15.7	$14.7	$6.2	(e)	$(15.8)	$20.8

Added to liability account - Claims and insurance accruals	$115.2	$114.6	$170.4	(e)	$(100.9)	$299.3

(a)	Regarding the allowance for uncollectible accounts, amounts primarily relate to uncollectible accounts written off, net of recoveries. For the claims and insurance accruals, amounts primarily relate to payments of claims and insurance.
(b)	2003 balances include the results of Roadway LLC from the date of acquisition (December 11) through December 31, 2003.
(c)	2005 balances include the results the operating companies of USF from the date of acquisition (May 24) through December 31, 2005.
(d)	These amounts primarily represent the beginning balances for USF as of May 24, 2005.
(e)	These amounts primarily represent the beginning balances for Roadway LLC as of December 11, 2003.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YRC Worldwide Inc.

BY:	/s/ William D. Zollars
William D. Zollars Chairman of the Board, President and Chief Executive Officer

March 15, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Donald G. Barger, Jr. Donald G. Barger, Jr.	Senior Vice President and Chief Financial Officer	March 15, 2006

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President, Controller & Chief Accounting Officer	March 15, 2006

/s/ Cassandra C. Carr Cassandra C. Carr	Director	March 15, 2006

/s/ Howard M. Dean Howard M. Dean	Director	March 15, 2006

/s/ Frank P. Doyle Frank P. Doyle	Director	March 15, 2006

/s/ Dennis E. Foster Dennis E. Foster	Director	March 15, 2006

/s/ John C. McKelvey John C. McKelvey	Director	March 15, 2006

/s/ Phillip J. Meek Phillip J. Meek	Director	March 15, 2006

/s/ William L. Trubeck William L. Trubeck	Director	March 15, 2006

/s/ Carl W. Vogt Carl W. Vogt	Director	March 15, 2006